Exhibit 10(i)

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement ("Agreement"), dated as of June 9, 2000, is entered into by and among Sunset Productions, Inc., a Colorado corporation ("Sunset"), SoundWorks International, Inc., a Nevada corporation ("SoundWorks"), and Santa Fe Acquisitions, Inc., a Delaware corporation ("Santa Fe").

                                    RECITALS

      A. Sunset wishes to sell, and Santa Fe wishes to purchase, all of the assets of Sunset.

      B. Representatives of SoundWorks have previously executed a letter of intent with respect to SoundWorks' acquisition of Santa Fe after Santa Fe has concluded its purchase of the assets of Sunset pursuant to this Agreement. A true and correct copy of SoundWorks' letter of intent is attached hereto as Exhibit A.

      C. Representatives of Sunset and Santa Fe have previously executed a letter of intent with respect to Santa Fe's acquisition of Sunset's assets, dated February 11, 2000 (the "Letter of Intent"), which Letter of Intent was subsequently modified pursuant to an addendum dated February 17, 2000 (the "Addendum"). True and correct copies of the Letter of Intent and Addendum are attached hereto as Exhibits B and C, respectively.

      D. Pursuant to the Letter of Intent and Addendum, the total purchase price of approximately $348,000 was to be paid by Santa Fe on or before ninety (90) days from February 11, 2000 (May 11, 2000). The parties have agreed to extend the closing date until on or before October 1, 2000. The parties wish to provide for transportation and care of Sunset's assets, and the payment of Sunset's loans, during the period from the date hereof until October 1, 2000 or until Santa Fe has paid the full purchase price for the acquisition of Sunset's assets.

                                    AGREEMENT

      1. The terms of the Letter of Intent and Addendum are incorporated hertein by reference and reconfirmed by the parties, except as modified below. By its execution of this Agreement. SoundWorks hereby acknowledges its acceptance of the terms and conditions of the letters of intent and addendum attached hereto as Exhibits A, B and C.

      2. The purchase price for Sunset's assets shall be comprised of the following: principal and accrued interest on loan number 10778201 from Band of America; Visa card debt of $40,000, together with interest accrued thereon in the amount


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of approximately $4,000; and $86,500, representing a loan from Jerome
Ruther to Sunset (of which $20,000 is due to Kurt Mueller and $66,500 is due to Jerome Ruther).

      3. The parties acknowledge and agree that it is impossible to determine the amount of interest which will have accrued on the Bank of America loan and the Visa card debt by the time the full purchase price is paid by Santa Fe hereunder, but that the total purchase price payable pursuant to this Agreement shall include the full amount of interest which accrues on such loan and credit card debt through the date of payment in full to Sunset hereunder.

      4. Santa Fe agrees to make monthly interest payments of approximately $2,000 to Bank of America until Santa Fe has paid the full purchase price hereunder.

      5. At any time after the date of this Agreement, Santa Fe may take possession of, and transport to another location, the assets of Sunset listed in the Letter of Intent and the exhibit thereto (Eshibit B). The parties acknowledge and agree that the audio book titles from Literature on Tape, Inc. (42 unabridged classics) will not be conveyed by Sunset to Santa Fe hereunder, as such inventory is intended to be reconveyed by Sunset to Literature on Tape, Inc. pursuant to the Agreement to Reconvey Assets to Literature on Tape, Inc. executed by representatives of Sunset. A copy of the Agreement to Reconvey Assets is attached hereto as Exhibit D and incorporated by reference herein.

      6. The parties acknowledge that Bank of America currently holds a security interest in the assets to be transferred hereunder. Santa Fe agrees that all of the assets to be transferred hereunder shall be fully insured, at full replacement value, from the time that they are picked up from Americana Publishing in Albuquerque, New Mexico, during the period of their transportation, and until payment in full of the purchase price hereunder. Santa Fe shall deliver proof of insurance to Sunset and to Bank of America prior to transportation of any assets from Americana Publishing.

      7. During the term of this Agreement, Santa Fe may sell some of the inventory conveyed hereunder. The the extent such inventory is not replaced with additional inventory, Santa Fe shall apply the net proceeds of all such sales to repayment of the Bank of America loan referenced above, and shall provide Sunset with immediate confirmation of all loan repayments.

      8. The failure of Santa Fe and/or SoundWorks to procure the insurance referenced in paragraph 6 above, to make loan repayments and provide immediate documentation thereof to Sunset pursuant to paragraph 7 above, or to pay the full purchase price hereunder on or before October 1, 2000, shall constitute a breach of this Agreement. Upon such breach, sunset shall immediately be entitled to retake possession of the assets described herein, together with all net proceeds of sale of inventory by Santa Fe which were not paid to Bank of America pursuant to paragraph 7 above. Such retaking of possessions by Sunset shall be at Santa Fe's sole cost and expense.


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      9. Should Santa Fe default in any of its obligations hereunder, SoundWorks agrees to indemnify and hold harmless sunset, its officers, directors, shareholders, employees and agents, from and against any liability which may arise as a result of this Agreement.

      10. All of the provisions of this Agreement are hereby declared to be severable and a finding by any arbitrator of court of competent jurisdiction that any provision of this Agreement is void, unlawful or unenforceable shall not affect the validity or enforceability of any other provision of this Agreement.

      11. Any notice required to be given hereunder shall be in writing sent by registered mail to Sunset at 369 Montezuma, Suite 416, Santa Fe, New Mexico 87501 and to the attention of Jerry Ruther, 369 Montezuma, Suite 414, Santa Fe, New Mexico 87501; to SoundWorks and/or Santa Fe at Post Office Box 4608, Rolling Bay, Washington; and to Bank of America in care of Scott Turner, Madison, Harbor, Mror & Brenna P.A., 201 Third Street NW, Suite 1800, Albuquerque, New Mexico 87502, or to such changed address as the parties may designate by like notice. The effective date of such notice shall be its mailing date.

      12. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by all parties.

      13. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise under it shall constitute a waiver of that or any other right.

      14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      15. this Agreement was entered into in the State of New Mexico, and shall be construed in accordance with the laws of the State of New Mexico.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, all as of the date first above written.

                                        SUNSET PRODUCTIONS, INC.


                                        By:_____________________________________
                                                 President


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                                        SOUNDWORKS INTERNATIONAL, INC.


                                        By:_____________________________________
                                        Its:


                                        SANTA FE ACQUISITIONS, INC.


                                        By:_____________________________________
                                        Its:

                                        ________________________________________
                                        Jerome J. Ruther, personal guarantor
                                        of Bank of America loan to Sunset
                                        Productions, Inc.

                                        ________________________________________
                                        Robert Kurt Mueller, personal
                                        guarantor of Bank of America loan to
                                        Sunset Productions, Inc.


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